The following certification is provided by the undersigned Senior Vice President, Chief Financial Officer and Treasurer of Bridge Bancorp, Inc. on the basis of such officer’s knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

As adopted pursuant to

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bridge Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on August 12, 2003, (the “Report”), I, Janet T. Verneuille, Senior Vice President, Chief Financial Officer and Treasurer of Bridge Bancorp, Inc. of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                        Date: August 14, 2003
                                                        /s/ Janet T. Verneuille
                                                        Janet T. Verneuille
                                                        Senior Vice President, Chief Financial Officer and Treasurer